Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—April 2003

Series	1996-C *	1998-A *
Deal Size	$271.50 MM	$600 MM
Expected Maturity	02/16/04	09/15/03
Yield	17.70%	9.17%
Less: Coupon	1.55%	1.58%
Servicing Fee	1.36%	0.48%
Net Credit Losses	7.75%	3.22%
Excess Spread:
April-03	7.04%	3.89%
March-03	8.59%	5.30%
February-03	5.35%	3.99%
Three month Average Excess Spread	6.99%	4.39%
Delinquency:
30 to 59 days	2.17%	2.17%
60 to 89 days	1.60%	1.60%
90 + days	3.49%	3.49%
Total	7.26%	7.26%
Payment Rate	11.95%	11.95%